LOCK-UP AGREEMENT
August 30, 2022
System1, Inc.
4235 Redwood Avenue
Marina Del Rey, California 90066

To the addressees set forth above:
This lock-up agreement (this “Lock-Up Agreement”) is made and entered into by and between System1, Inc., a Delaware corporation (the “Company”) (formerly known as Trebia Acquisition Corp., a Cayman Islands exempted company limited by shares prior to its domestication as a Delaware corporation) and the undersigned signatory.
The Company entered into a Business Combination Agreement (as the same may be amended from time to time, the “Business Combination Agreement”) with S1 Holdco, LLC, a Delaware limited liability company (“S1 Holdco”), System1 SS Protect Holdings, Inc., a Delaware corporation (“Protected”), and the other parties signatory thereto, dated as of June 28, 2021, as amended on November 30, 2021, January 10, 2022 and January 25, 2022, pursuant to which, among other things, (i) System1, LLC, a Delaware limited liability company and the principal operating subsidiary of S1 Holdco, and (ii) Protected.net Group Limited, a private limited company organized under the laws of England and Wales and the current operating subsidiary of Protected (“Protected UK”), became subsidiaries of Trebia Acquisition Corp. Following consummation of the transactions contemplated by the Business Combination Agreement, the undersigned became the beneficial owner of shares of Class A Common Stock of the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.
1.The undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, without the prior written consent of Company, the undersigned will not, during the period commencing on the date hereof and ending on the date that is one year following the date hereof (the “Restricted Period”):
(a)sell, assign, transfer (including by operation of law), place a lien on, pledge, hypothecate, grant an option to purchase, distribute, dispose of or otherwise encumber, any shares of Class A Common Stock of the Company beneficially owned by the undersigned (together with any other equity securities of the Company that the undersigned holds of record or beneficially, as of the date of this Lock-Up Agreement; all such shares collectively, the “Undersigned’s Shares”) or otherwise enter into any contract, option or other arrangement or undertaking to do any of the foregoing (each, a “Transfer”);
(b)deposit any of the Undersigned’s Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of the Undersigned’s Shares that conflicts with any of the covenants or agreements set forth in this Lock-Up Agreement;
(c)enter into any swap, short sale, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Shares; or
(d)make any demand for or exercise any right with respect to the registration of any shares of Class A Common Stock of the Company or any security convertible into or exercisable or exchangeable for Class A Common Stock of the Company.
2.In furtherance of the foregoing, the Company hereby agrees to (i) place a revocable stop order on all of the Undersigned’s Shares subject to Section 1, including those which may be covered by a registration statement, and (ii) notify the Company’s transfer agent in writing of such stop order and the restrictions on such of the Undersigned’s Shares under Section 1 and direct the Company’s transfer agent not to process any attempts by the undersigned to Transfer any of the Undersigned’s Shares except in compliance with Section 1; provided, that for the avoidance of doubt, the obligations of the Company under this Section 2 shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Undersigned’s Shares.

3.The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:
(e)transfers of the Undersigned’s Shares:
(i)by will, other testamentary document or intestacy;
(ii)as a bona fide gift or gifts, including to charitable organizations or for bona fide estate planning purposes;
(iii)to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;
(iv)to a partnership, limited liability company or other entity of which such undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;
(v)if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the undersigned;
(vi)to a nominee or custodian of any person or entity to whom a transfer would be permissible under clauses (i) through (v) above;
(vii)in the case of an individual, by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or related court order;
(viii)from an employee or a director of, or a service provider to, the Company or any of its subsidiaries upon the death, disability or termination of employment, in each case, of such person;
(ix)pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors and made to all holders of shares of the Company’s capital stock involving a Change of Control (as defined in the Company’s bylaws) (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Undersigned’s Shares shall remain subject to the Lock-Up Agreement;
(x)to the Company in connection with the exercise of any equity awards issued by the Company (including by way of “net” or “cashless” exercise) which would expire if not exercised during the Restricted Period, including for the payment of the related exercise price and for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of such exercise; or
(xi)pursuant to a transaction approved by the board of directors of the Company;
(xii)to the extent the undersigned is the beneficial owner of Shares held by Just Develop It Limited, a private limited company registered in England and Wales (“JDI” and, such Shares, the “JDI Shares”), if such Transfer of JDI Shares is at a price per Share equal to or greater than $11.00 (as equitably adjusted for any stock split, reverse stock split, stock dividend, reclassification or other similar change affecting the Class A Common Stock of the Company which may be made after the date of this Agreement);

(xiii)those JDI Shares (not in excess of one million, two hundred and ninety-six thousand and two hundred Shares) required to be transferred by JDI, to Revnuu Limited, a private limited company registered in England and Wales (“RL”), and William Thomas pursuant to that certain Consultancy Agreement, dated November 16, 2017, by and between JDI and RL; or
(xiv)a bona fide gift of 10,000 JDI Shares to Chad Buckmaster;
provided, that (x) in the case of any transfer or distribution pursuant to this clause (a)(i) through (vii), (1) such transfer is not for value; (2) the Undersigned’s Shares shall continue to remain subject to this Lock-Up Agreement; (3) any required public report or filing (including filings under Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”)), shall disclose the nature of such transfer and that the Undersigned’s Shares continue to remain subject to this Lock-Up Agreement; and (4) there shall be no voluntary public disclosure or other announcement of such transfer; and (y) the undersigned may enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the Restricted Period so long as no Transfers are effected under such trading plan prior to the expiration of the Restricted Period;
4.Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the share register of the Company. In furtherance of the foregoing, the undersigned agrees that the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. The Company may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Class A Common Stock of the Company:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.
5.The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
6.Any and all remedies herein expressly conferred upon the Company will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity, and the exercise by the Company of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur to the Company in the event that any provision of this Lock-Up Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the Company is entitled at law or in equity, and the undersigned waives any bond, surety or other security that might be required of the Company with respect thereto.
7.This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.
8.This Lock-Up Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Lock-Up Agreement (in counterparts or otherwise) by the Company and the undersigned by electronic transmission in .pdf format or digital/e-signature (i.e. DocuSign or Adobe Sign) shall be sufficient to bind such parties to the terms and conditions of this Lock-Up Agreement.
(Signature Page Follows)

Very truly yours,

Nicholas Baker
Print Name of Stockholder:

Signature (for individuals):

Accepted and Agreed by
System1, Inc.:

By:

Name:

Title:

[Signature Page to Lock-up Agreement]